Exhibit 99.1

EbixCash Acquires Weizmann Forex Limited (BSE:WEIZFOREX) and Strengthens Leadership Position in India’s Foreign Exchange and Remittance Markets

JOHNS CREEK, GA - January 02, 2019 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries today announced that its EbixCash World Money Limited subsidiary in India has entered into an agreement to acquire a 74.84% controlling stake in India based Weizmann Forex Limited (BSE: WEIZFOREX). Weizmann Forex is the second largest inward remittance provider besides being one of the four largest Foreign exchange & outward remittance providers in India. The purchase values 100% of Weizmann Forex at $65.94 million, net of $17.51 million of cash remaining in the business. Ebix will be funding the entire transaction in cash, using its existing bank line and internal cash reserves.

EbixCash has also made a public offer to acquire the remaining 25.16% publicly-held Weizmann Forex shares for INR 528 ($7.54) per share, in adherence to SEBI rules, or approximately $21.12 million to public shareholders.

Weizmann will be tightly integrated into the EbixCash Financial Exchange offering in India and abroad. The retained Weizmann executives becoming an integral part of the combined EbixCash remittance and forex leadership team headed by EbixCash World Money Managing Director TC Guruprasad.

For the year ended March 31, 2018, Weizmann reported gross revenues of $1.1 billion, representing approximately $23 million of net revenues from the perspective of Ebix. Ebix believes the Weizmann business can continue to achieve annual growth of 15% or more, with operating margins of 40% or more, once fully integrated. Ebix expects the acquisition to be immediately accretive to its earnings. Ebix expects the Weizmann acquisition, once fully integrated within approximately six months, will contribute at least 15 cents per share in additional diluted EPS over a 12-month period.

Weizmann is an Omni-channel exchange that offers a variety of Foreign exchange, outward & inward money remittance and travel insurance products across the length and breadth of India.

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With nearly 25% percent of Western Union's inward remittance flows in India, Weizmann is the second largest inward remittance provider after EbixCash. Ebix intends to consolidate Weizmann into its Financial Exchange operations, expanding its market leadership, while also enabling significant synergies and enhanced operating efficiency for the combined EbixCash inward remittance operation;

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As one of the leaders in India’s foreign exchange market, Weizmann provides a wide spectrum of outward international money remittance services; travel related foreign exchange services including prepaid travel cards, traveler’s checks, foreign currency cash, and demand drafts; and travel insurance to retail and institutional customers;

•	The Weizmann network encompasses 700+ districts in India, 186 branches, 21 airport counters at 7 international airports, and 61,000+ customer touch points across the country. It services leading

Exhibit 99.1

multinationals, large corporate entities, public sector undertakings, banks, large tour operators and retail clients.

Leadership in India’s Financial Exchange markets

•	The acquisition of Weizmann establishes EbixCash as the undisputed leader in the inward remittance, outward remittance and foreign exchange markets in India.

•	This Weizmann acquisition also complements EbixCash’s Via.com travel exchange offering, enabling the cross selling of Forex and travel services within the organizations.

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The Weizmann exchange will bring thousands of travel agents, large corporates, SMEs and new outlets to EbixCash’s existing travel network offerings. EbixCash through its travel portal Via.com is one of South East Asia’s leading travel exchanges with over 110,000 distribution outlets and 8000 corporate clients, processing over 24.5 million transactions annually.

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The acquisition expands EbixCash’s presence from 25 to 32 international airports in India, exposing the EbixCash brand to a broader base of global travelers while supporting recurring EbixCash World Money Forex Exchange business. The existing EbixCash World Money business had an approximate 70% share of India’s airport Foreign Exchange market. The Company is also in the process of initiating contracts with a number of international airports outside India in countries like UAE.

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The addition of Weizmann expands the EbixCash Financial Exchange footprint from 260,000 physical distribution outlets to 320,000 outlets country-wide. EbixCash also offers an Omni-channel online digital platform that encompasses leadership in money remittance (domestic & international), travel, pre-paid & gift cards, utility payments, etc.

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Weizmann’s corporate business is highly synergistic with EbixCash’s existing corporate business, as it now provides EbixCash the ability to sell Digital Forex and multicurrency cards etc. to its existing thousands of corporate clients. EbixCash’s existing corporate clients are presently provided a variety of offerings including utility payments, corporate gifting, cash management, tele-medicine for employees, travel bookings, and prepaid gift cards etc.

•	The addition of the Weizmann Exchange to the EbixCash portfolio further strengthens Ebix’s leadership in India’s Financial Exchange markets:

◦	EbixCash is the largest domestic remittance exchange in India with domestic remittance volume of approximately $100 million per month.

◦	The EbixCash World Money Exchange also has a 15% market share in India’s fast growing $1.5 billion education outward remittance business.

◦	EbixCash is a leading provider of Gift cards, with over 100 co-partner brands across all major categories.

◦	EbixCash is already recognized as a leader in the Gift card space with brand gift cards across all categories with 100+ Brand copartners.

◦	EbixCash is a leading payment exchange enabling consumer payments for large utility providers.

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Ebix’s recent joint venture initiative with Bombay Stock Exchange positions it as a gateway for insurance carriers to sell insurance to India’s vast population combining EbixCash’s 320,000 phygital outlets across the country with BSE’s strong national network.

Ebix Chairman, President and CEO Robin Raina said, “Weizmann has one of the largest financial exchange footprints in India, especially with a large number of banks servicing their transactions through their network. We are excited to bring this vast network into the EbixCash Financial exchange network. The synergies between Weizmann and EbixCash were compelling making this a natural decision for us.”

Weizmann Forex Managing Director, B. Karthikeyan said, “Weizmann Forex has seen sustained growth in 2018 across its business verticals and has risen to ET’s top 200 companies’ list. However, every business must continue to evolve to be relevant and we are proud to associate with Ebix and leverage our synergies to help the business continue to grow and innovate. We look forward to a fruitful future with Ebix.”

Exhibit 99.1

About Ebix, Inc.

With 50+ offices across 5 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance sector, the Company’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service ("SaaS") enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administrative and risk compliance, across the world.

With a "Phygital” strategy that combines 260,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, Forex, travel, pre-paid & gift cards, utility payments, lending etc., in an emerging country like India. The Company’s Forex Exchange has an approximate 70% market share of India’s airport Foreign Exchange business encompassing 25 international airports like Delhi, Mumbai, Bangalore, Chennai and Kolkata International airports, while conducting over 1 million transactions per annum. EbixCash, through its travel portal Via.com, is also one of Southeast Asia’s leading travel exchanges with over 110,000 distribution outlets and 8,000 corporate clients processing over 24.5 million transactions every year. For further details, visit www.ebixcash.com

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

About Weizmann Forex Ltd

With 30 years of business expertise and 28 million + satisfied customers, Weizmann Forex Limited (BSE:WeizForex) is one of the leaders in the Finance exchange markets in India, that provides a wide spectrum of international money remittance services, travel related foreign exchange services ranging from prepaid travel cards, travelers cheques, foreign currency cash, demand drafts, inward and outward remittances for permitted purposes; and travel insurance to its retail and institutional customers. Weizmann has achieved a gross turnover of $1.1 billion serving 28 million happy customers during this fiscal.

Weizmann through its wide network encompassing 700+ districts in India, 186 branches, 21airport counters at 7 international airports, and 61,000+ customer touch points across the country services leading multinationals, large corporate entities, public sector undertakings, banks, large tour operators and retail clients. Weizmann has the largest market share in education related student remittances out of India. Weizmann also deals in all major destination currencies and is one of the leading aggregators of physical foreign currency notes across India. The Company has a partnership with 41 leading public sector and private banks in the country. Weizmann also offers online sale & purchase of foreign exchange through its portal www.weizmannforex.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements

Exhibit 99.1

included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia, UK and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto. You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:

Darren Joseph or Gautam Sharma
678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com